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                                                                   EXHIBIT 10.13

                                  AMENDMENT TO
                           PURCHASE AND SALE AGREEMENT

         This Amendment to Purchase and Sale Agreement ("Amendment") is made and entered into this 26th day of May, 1999, by and between Shell Western E & P Inc. and Shell Onshore Ventures Inc. ("SELLER") and Encore Operating, L.P. ("PURCHASER"). SELLER and PURCHASER may be referred to herein collectively as the "Parties".

                                   WITNESSETH:

         WHEREAS, SELLER and PURCHASER are parties to that certain Purchase and Sale Agreement dated March 12, 1999, providing for the sale to PURCHASER of SELLER's interests in the Williston Basin (Cedar Creek Anticline) in Montana and North Dakota (the "PSA"), such interests being more fully described in Exhibit A to the PSA; and

         WHEREAS, pursuant to Section 9 of the PSA, PURCHASER has conducted a due diligence review of the Property and has provided notice to SELLER of certain conditions identified with respect to the PROPERTY in its Preliminary Due Diligence Report (Items not in Data Room) dated and presented to SELLER on April 28, 1999; and

         WHEREAS, the Parties desire to fully and finally settle and resolve the issues raised by PURCHASER with respect to the PROPERTY and to amend the PSA as provided herein;

         NOW THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

         A. Definitions.

         Capitalized terms used in this Amendment, which are not defined herein, shall have the meaning ascribed thereto in the PSA.

         B. Settlement, Release and Amendment.

         In full and complete settlement, satisfaction and release of all claims, liability and damages of any nature, whether contract, tort or statutory, known or unknown, present or future (AND EVEN THOUGH SUCH CLAIM, LIABILITY OR DAMAGE MAY HAVE BEEN CONTRIBUTED TO OR CAUSED BY THE NEGLIGENCE (OF ANY CHARACTER) OF FAULT, OR THE STRICT OR STATUTORY LIABILITY OF SELLER OR ANY SELLER INDEMNIFIED PARTY) which PURCHASER, its successors or assigns, or any PURCHASER Indemnified Party may have against SELLER or any SELLER Indemnified Party arising out of or related to the PROPERTY, or the sale thereof, save and except for SELLER's obligations under sections 2, 5, 6, 7, 15, 18, 19, 20 and 23 and subsections 11(c), 21(c), 22(c) and (e), and 29(f), (h), (i), (j), (o) and
(p) of the PSA, the Parties agree as follows:

         1. Section 3 of the PSA is amended to change the Purchase Price to ONE HUNDRED SEVENTY-TWO MILLION DOLLARS ($172,000,000.00).

         2. Section 4(b) of the PSA is amended to delete the parenthetical phrase "(10% of the Purchase Price)" from line 10 on page 5.

         3. Subsection 9(c) of the PSA is deleted in its entirety and replaced with the following:





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             (c) Review Results.

             As of the date of this Amendment, PURCHASER has completed its Pre-Acquisition Review and has examined the PROPERTY as fully as desired. EXCEPT FOR AND WITHOUT LIMITING SELLER'S INDEMNIFICATION OBLIGATIONS SPECIFIED IN SUBSECTIONS 22(C) AND (E) BELOW, PURCHASER HEREBY AGREES TO ACQUIRE THE PROPERTY "WHERE IS" AND "AS IS" WITH NO RIGHT TO RECOVER

     FROM SELLER FOR ANY LIABILITIES, COSTS OR EXPENSES RELATED TO THE PROPERTY (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL CONDITIONS AND DAMAGES TO NATURAL RESOURCES) AND PURCHASER HEREBY FINALLY AND IRREVOCABLY WAIVES AND RELEASES SELLER FROM, AND AGREES TO DEFEND, INDEMNIFY AND HOLD SELLER, ITS AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES HARMLESS AGAINST ALL LIABILITIES,

     DAMAGES, COSTS OR EXPENSES OF ANY NATURE ARISING OUT OF RELATED TO OR IN CONNECTION WITH THE PROPERTY (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL CONDITIONS, CERCLA LIABILITY AND DAMAGES TO NATURAL RESOURCES), WHETHER CONTRACT, TORT OR STATUTORY, REGARDLESS OF THE NEGLIGENCE (OF ANY CHARACTER, WHETHER SOLE, GROSS, JOINT, CONCURRENT, CONTRIBUTORY OR OTHERWISE), FAULT OR STRICT (STATUTORY) LIABILITY OF SELLER, WHETHER KNOWN OR UNKNOWN, PRESENT OR FUTURE.

             4. Section 10 of the PSA is amended by deleting the section in its entirety and replacing it with "Removed".

             5. Subsection 11(b)(iv) of the PSA is amended by (1) changing "SUB-SECTIONS 22(c), (d) AND (e) BELOW "in lines 19 and 20 of page 17 to "SUB-SECTIONS 22 (c) AND (e) BELOW"; and (2) deleting "BUT EXCLUDING MATTERS INCLUDED IN PURCHASER's NOTICE AS PERMITTED UNDER SUBSECTION 9(c)(1) WHICH ARE RESOLVED IN ACCORDANCE WITH THE PROVISIONS OF SUBSECTION 9(c)" from lines 13, 14 and 15 of page 18.

             6. Subsection 13(c) of the PSA is amended by deleting ", (d)" from line 6 of page 23.

             7. Subsection 14 (a) of the PSA is amended by deleting ", (d)" from line 11 of page 24.

             8. A new subsection 14(d) is added to the PSA to read as follows:

                (d) With respect to Article 14, and except for and without limiting SELLER's indemnification obligations in subsection 22(e) below, PURCHASER HEREBY WAIVES ANY TITLE DEFECT, KNOWN OR UNKNOWN, RELATING TO THE PROPERTY; provided, however, (a) SELLER will, prior to Closing: (i) obtain and file in the records of Fallon County, Montana, an assignment from Mobil Oil Corporation to Seller covering a 66.67% interest in the properties covered by an operating agreement dated January 1, 1967, between Mobil and Northern Pacific Railway Company, recorded at Book




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             66M, page 457, and (ii) in regard to Pennel Unit Tract Nos. 48 and
             49, file with, and request the approval of, the Montana State Board of Land Commissioners for (A) that certain Operating Agreement dated April 10, 1951, recorded in Book 32M, page 143, among Montana-Dakota Utilities Co., Fidelity Gas Company and Shell Oil Company, and (B) the subsequent assignment of such operating rights from Shell Oil Company to Shell Western E&P Inc.

             9. Subsection 21 (b) of the PSA is amended by deleting ", (d)" from line 19 of page 38.

             10. Subsection 22(b) of the PSA is amended by deleting "except those ENVIRONMENTAL CLAIMS OR ENVIRONMENTAL LIABILITY indemnified by SELLER under subsection 22(d) hereof from lines 12, 13, and 14 of page 41.

             11. Subsection 22(c) of the PSA is amended by changing "subsections 22(d) and (e)" to "subsection 22 (e)" on line 10 of page 42; and (2) by adding the words "insofar and only insofar as such Third Party Claim is for personal injury, occupational disease or death" after the phrase "Third Party Claim" on line 15 of page 42.

             12. Subsection 22(d) of the PSA is amended by deleting the subsection in its entirety and replacing it with "Removed".

             13. Subsection 22 (f) of the PSA is amended by (1) deleting "(d)" from line 12 of page 45, and (2) by changing "subsections 22 (c) and (d)" on lines 13 and 14 of page 45 to read "subsection 22(c)".

             14. Subsection 22(f)(4) is amended to read as follows: "The combined financial obligations of both SELLERS under subsection 22(c) shall be limited to and shall never exceed, in the aggregate, $44,194,444.00;".

             C. PSA

                Except as expressly set forth herein, the terms and conditions of the PSA are unaffected and shall remain in full force and effect as written.

                IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

SHELL WESTERN E&P INC.

By:  /s/
   ------------------------------
          Attorney-in-Fact


SHELL ONSHORE VENTURES INC.

By:  /s/
   ------------------------------
          Attorney-in-Fact


ENCORE OPERATING, L. P.
By: EAP Operating Inc.
General Partner

By:  /s/ I. JON BRUMLEY
   ------------------------------
         I. Jon Brumley
         Chief Executive Officer



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